SEPARATION AND RELEASE AGREEMENT
     This Separation and Release Agreement (“Agreement”) is made by and between NEW JERSEY RESOURCES CORPORATION (“THE COMPANY”) and TIMOTHY C. HEARNE (“EMPLOYEE”).
RECITALS
     A. For purposes of this Agreement, “THE COMPANY” means NEW JERSEY RESOURCES CORPORATION and each and any of its parent and subsidiary corporations, affiliates, departments, divisions, and/or joint ventures.
     B. EMPLOYEE has been employed by THE COMPANY as Senior Vice President and Treasurer.
     C. As a result of EMPLOYEE’s separation from THE COMPANY, and to fully and finally resolve all issues concerning EMPLOYEE’s employment relationship with THE COMPANY, THE COMPANY and EMPLOYEE have decided to enter into this Agreement.
     D. For and in consideration of the mutual promises and covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
OPERATIVE PROVISIONS
          1. Separation of Employment. THE COMPANY and EMPLOYEE agree that EMPLOYEE shall separate from THE COMPANY effective at the end of business on August 31, 2006 (“Separation Date”). At all relevant times, EMPLOYEE’s employment with THE COMPANY was at will and terminable at any time by EMPLOYEE or by THE COMPANY with or without reason or notice.
          2. Earned Salary and Vacation. THE COMPANY shall make a lump-sum payment to EMPLOYEE, at the next payroll cycle after the Separation Date, in the amount of six thousand six hundred fifty four dollars and 85 cents ($6,654.85), representing all unused, earned and accrued vacation time that EMPLOYEE was entitled to while employed at THE COMPANY. This payment shall be subject to all appropriate federal and state withholding and employment taxes. EMPLOYEE acknowledges and agrees that upon receipt of such payments as identified in this paragraph he will have been paid in full for all work performed, will have received all payments for which he might otherwise have been eligible, and will have been paid for all unused, earned and accrued vacation time and is entitled to no further payments from THE COMPANY whatsoever.
          3. Consideration.

               (a) Severance. In consideration for EMPLOYEE’s execution of and compliance with this Agreement, and no earlier than the eighth (8th) day after said execution, THE COMPANY agrees to pay EMPLOYEE severance pay equal to sixteen (16) months of his salary, in a lump-sum payment of two hundred thirty eight thousand seven hundred dollars ($238,700.00). This severance shall be subject to all appropriate federal and state withholding and employment taxes. EMPLOYEE agrees and acknowledges that this severance payment is greater than any severance benefit that he may otherwise be entitled to under any of THE COMPANY’s policies or procedures. EMPLOYEE hereby agrees that he is entitled to no other severance amount from THE COMPANY.
               (b) Bonus. In consideration for EMPLOYEE’s execution of and compliance with this Agreement, and no earlier than the eighth (8th) day after said execution, THE COMPANY agrees to pay EMPLOYEE sixty two thousand six hundred fifty dollars ($62,650.00), which monies constitute the 2006 annual incentive bonus payment for which EMPLOYEE would have been eligible if his employment with THE COMPANY had continued and in the event EMPLOYEE and THE COMPANY met the requisite performance standards and incentives for said bonus distribution. This payment shall be subject to all appropriate federal and state withholding and employment taxes.
               (c) Benefits/Termination. As further consideration for EMPLOYEE’s execution of and in compliance with this Agreement, THE COMPANY agrees to pay the premium costs of EMPLOYEE’s current Medical and Dental coverage through COBRA for a period of eighteen months from August 31, 2006, which is the date that EMPLOYEE’s Medical and Dental coverage would be terminated under THE COMPANY’s policies and procedures. All other benefits, including but not limited to group life insurance and long term disability insurance coverage, but excepting those in which EMPLOYEE has vested rights under the terms of an employee benefit plan such as THE COMPANY pension and 401K plans, terminate as of EMPLOYEE’s Separation Date.
               (d) Sufficiency of Consideration. No Admission of Liability. The parties agree that the consideration paid to EMPLOYEE is good and sufficient consideration for this Agreement. The parties further agree that these amounts are greater than what EMPLOYEE is entitled to receive under THE COMPANY’s policies, any other verbal or written agreement between the parties, and applicable law. EMPLOYEE acknowledges that neither this Agreement, nor payment of any consideration pursuant to this Agreement, shall be taken or construed to be an admission or concession of any kind with respect to alleged liability or alleged wrongdoing by THE COMPANY.
          4. Stock Options. At the time of his separation from THE COMPANY, EMPLOYEE had forty nine thousand two hundred fifty (49,250) fully vested options. In accordance with the New Jersey Resources Corporation Stock Option Award Agreement, and the permitted modification of terms thereunder, EMPLOYEE’S vested options must be exercised within one hundred eighty (180) days from the date of his separation from THE COMPANY.

Any unvested options held by EMPLOYEE at the time of his separation are automatically cancelled pursuant to the New Jersey Resources Corporation Stock Option Award Agreement.
          5. Deferred Compensation.
               (a) In accordance with THE COMPANY’S Officers’ Deferred Compensation Plans (effective, respectively, as of March 19, 1999, as amended May 16, 2006; and as of January 1, 2005, as amended May 16, 2006), EMPLOYEE acknowledges that he must accept a lump sum distribution six (6) months from his Separation Date.
               (b) In accordance with THE COMPANY’S Executive Employee Retirement Agreement dated January 1, 1986 and all amendments thereto (the most recent of which amendments was effective January 1, 1997), EMPLOYEE acknowledges that he may elect (1) to receive the Cumulative Termination Benefit of fifty five thousand dollars fifteen cents ($55,000.15) over no less than sixty (60) consecutive months commencing the first month after EMPLOYEE’s sixty fifth (65th) birthday or (2) by written notice within thirty (30) days of the Separation Date to receive a lump-sum payment of twenty seven thousand five hundred dollars and eight cents ($27,500.08), which amount shall be paid in two (2) installments: twenty two thousand eight hundred thirty three dollars and forty three cents ($22,833.43) on or before twenty one (21) days following receipt by THE COMPANY of the election; and four thousand six hundred sixty six dollars and sixty five cents ($4,666.65) no later than January 15, 2007. In the event EMPLOYEE elects payment pursuant to paragraph 5(b)(2) herein, no further or additional payments to him are due or shall be made under the Executive Employee Retirement Agreement.
          6. General Release and Waiver of Claims. EMPLOYEE, in consideration of the promises and covenants made by THE COMPANY in this Agreement, hereby knowingly and voluntarily compromises, settles and releases THE COMPANY from any and all past, present, or future claims, demands, obligations, or causes of action, whether based on tort, contract, statutory or other theories of recovery for anything that has occurred up to and including the date of EMPLOYEE’s execution of this Agreement. Such claims include those EMPLOYEE may have or has against THE COMPANY, or which may later accrue to or be acquired by EMPLOYEE against THE COMPANY and its predecessors, successors in interest, assigns, parent and subsidiary organizations, affiliates, and partners, and its past, present, and future officers, directors, shareholders, agents, and employees, and their heirs and assigns. EMPLOYEE specifically agrees to release and waive all claims for wrongful termination and any claim for retaliation or discrimination in employment under federal or state law or regulation including, but not limited to, discrimination based on age, sex, race, disability, handicap, national origin or any claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers’ Benefits Protection Act (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Employee Retirement Income Security Act (ERISA), the Immigration Reform and Control Act (IRCA), the Fair Labor Standards Act (FLSA), the Family Medical Leave Act (“FMLA”), the New Jersey Law Against Discrimination (LAD), the New

Jersey Conscientious Employee Protection Act (CEPA), the New Jersey Family Leave Act (“NJFLA”), the New Jersey Wage and Hour and Wage Payment laws, and/or any other federal, state, or local law (statutory or decisional), regulation, or ordinance, up to and including the Effective Date of this Agreement.
          7. Covenant Not to Sue. EMPLOYEE represents and agrees that EMPLOYEE has not filed any lawsuits or arbitrations against THE COMPANY, or filed or caused to be filed any charges or complaints against THE COMPANY with any municipal, state or federal agency charged with the enforcement of any law or any self-regulatory organization. EMPLOYEE agrees, not inconsistent with EEOC Enforcement Guidance or Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997, and to the fullest extent permitted by laws, not to sue or file a charge, complaint, grievance or demand for arbitration against THE COMPANY in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involved THE COMPANY, and that occurred up to and including the date of EMPLOYEE’s execution of this Agreement, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or unless required to enforce this Agreement. Nothing in this Agreement shall prevent EMPLOYEE from (i) commencing an action or proceeding to enforce this Agreement, or (ii) exercising EMPLOYEE’s right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of EMPLOYEE’s waiver of ADEA claims set forth in this Agreement.
          8. Consideration and Revocation Periods: Effective Date. EMPLOYEE also understands and acknowledges that the ADEA requires THE COMPANY to provide EMPLOYEE with at least twenty-one (21) calendar days to consider this Agreement (“Consideration Period”) prior to its execution. EMPLOYEE also understands that he is entitled to revoke this Agreement at any time during the seven (7) days following EMPLOYEE’s execution of this Agreement (“Revocation Period”) by notifying THE COMPANY in writing of his revocation. This Agreement shall become effective on the day after the seven-day Revocation Period has expired unless timely notice of EMPLOYEE’s revocation has been delivered to THE COMPANY (the “Effective Date”).
          9. Return of Company Property. EMPLOYEE agrees that he is required to deliver to THE COMPANY all of THE COMPANY’s property in his possession or under his custody and control, and all keys, and tangible items, notebooks, documents, records and other data relating to research or experiments conducted by any person relating to the products, formulas, formulations, processes or methods of manufacture of THE COMPANY, and to its customers and pricing of products.
          10. Confidential Information/Attorney-Client Privilege.
               (a) THE COMPANY has developed, received, compiled and owns certain proprietary techniques and confidential information that have great value in its business. This information includes but is not limited to any and all information (in any medium, including but not limited to, written documents and electronic files) concerning unpublished financial data, marketing and sales data, compensation data, employee lists, contracts, formulas, trade secrets, inventions, discoveries, improvements, data, know how, formats, marketing plans, business plans, strategies, forecasts, product information and supplier and vendor identities and agreements (“Confidential Information”). THE COMPANY also has access to confidential information of persons or entities for which THE COMPANY performs services, or from whom THE COMPANY or EMPLOYEE obtains information (“Customers”). Confidential Information includes not only information disclosed by THE COMPANY or its Customers to EMPLOYEE in the course of EMPLOYEE’s employment with THE COMPANY, but also information developed or learned by EMPLOYEE during the course of EMPLOYEE’s employment with THE COMPANY. Confidential Information is to be broadly defined.
               (b) EMPLOYEE acknowledges that during EMPLOYEE’s employment with THE COMPANY, EMPLOYEE has had access to Confidential Information. EMPLOYEE agrees that at all times hereafter EMPLOYEE will (i) hold in trust, keep confidential, and not disclose to any third party or make any use of the Confidential Information of THE COMPANY or its Customers; (ii) not cause the transmission, removal or transport of Confidential Information of THE COMPANY or its Customers; and (iii) not publish, disclose, or otherwise disseminate Confidential Information of THE COMPANY or its Customers except as otherwise permitted under applicable law.
               (c) EMPLOYEE acknowledges that, prior to his employment by THE COMPANY, he had no knowledge of the formulas, formulations, processes or methods of manufacture utilized by THE COMPANY or of its customers or customer lists, and that such information is of a confidential and secret character and is vital to the continued success of THE COMPANY’s business. EMPLOYEE further acknowledges that in order to guard the legitimate interest of THE COMPANY in such information, it is necessary to THE COMPANY to protect such information by holding it secret and confidential. EMPLOYEE agrees not to divulge to anyone, either during or after the termination of his/her employment with THE COMPANY, any information acquired by him concerning such formulas, formulations, processes or methods of manufacture, customer lists or other secret and confidential information of THE COMPANY.
               (d) EMPLOYEE acknowledges that during EMPLOYEE’s employment with THE COMPANY, EMPLOYEE has had access to communications and information protected by attorney-client and work product privileges. EMPLOYEE agrees that at all times hereafter THE COMPANY remains the sole holder of such privileges/privileged information and that EMPLOYEE will therefore hold in trust, keep confidential, and not disclose to any third party or make any use of the privileges/privileged information of THE COMPANY except as otherwise permitted under applicable law.
          11. Confidentiality. EMPLOYEE agrees to keep both the existence and the terms and amount of this Agreement completely confidential, except that EMPLOYEE may discuss this Agreement with EMPLOYEE’s attorney, accountant, or other professional person who may assist EMPLOYEE in evaluating, reviewing, or negotiating this Agreement, and as otherwise permitted or required under applicable law. EMPLOYEE understands and agrees that the disclosure of the terms of this Agreement contrary to the terms set forth herein will constitute a breach of this Agreement and will entitle THE COMPANY to recover any and all Severance paid pursuant to this Agreement.
          12. No Disparagement. EMPLOYEE agrees to refrain from any publication or any type of communication, oral or written, of a defamatory or disparaging statement pertaining to THE COMPANY, its past, present and future officers, agents, directors, supervisors, employees or representatives, except as otherwise permitted by law.
          13. Non-Solicitation. EMPLOYEE agrees that, for a period of one (1) year following termination of his employment with THE COMPANY (or following the entry of Judgment in a court of competent jurisdiction enforcing THE COMPANY’s rights hereunder) he shall not directly or indirectly solicit any employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier or prospective supplier of THE COMPANY to alter its relationship with THE COMPANY.
          14. Cooperation. EMPLOYEE hereby agrees that:
               (a) EMPLOYEE will make himself available to THE COMPANY either by telephone or, if THE COMPANY believes necessary, in person upon reasonable notice, to assist THE COMPANY in connection with any matter relating to his job duties, responsibilities, and services performed by him on behalf of THE COMPANY prior to the separation of EMPLOYEE from THE COMPANY.
               (b) EMPLOYEE further agrees that he will cooperate fully with THE COMPANY in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of THE COMPANY, its directors, shareholders, officers, or employees. THE COMPANY shall reimburse EMPLOYEE for reasonable documented travel expenses incurred when his presence is required in person.
               (c) EMPLOYEE will cooperate in connection with such claims or actions referred to in Paragraph 14b above including, without limitation, his being available to meet with THE COMPANY to prepare for any proceeding (including depositions, fact-findings, arbitrations or trials), to provide affidavits, to assist with any audit, inspection, proceeding or other inquiry, and to act as a witness in connection with any litigation or other legal proceeding affecting THE COMPANY.
               (d) EMPLOYEE further agrees that should he be contacted (directly or indirectly) by any individual or any person representing an individual or entity that is or may be legally or competitively adverse to THE COMPANY in connection with any claims or legal proceedings, he will promptly notify THE COMPANY of that fact in writing, but in no event later than the next business day, or immediately if he already has been so contacted. Such notification shall include a reasonable description of the content of the communication with the legally or competitively adverse individual or entity.
          15. Future Employment: Notwithstanding any provision herein, nothing in this Agreement shall be construed to limit in any fashion EMPLOYEE’s right to obtain future employment with any employer of his choice, although EMPLOYEE acknowledges the requirements of Paragraphs 10 and 13 herein and agrees to be bound by them in any future employment.
          16. Representation by Attorney. EMPLOYEE acknowledges that he has been given the opportunity to be represented by independent counsel in reviewing this Agreement, and that EMPLOYEE understands the provisions of this Agreement and knowingly and voluntarily agrees to be bound by them.
          17. No Reliance Upon Representations. EMPLOYEE hereby represents and acknowledges that in executing this Agreement, EMPLOYEE does not rely and has not relied upon any representation or statement made by THE COMPANY or by any of THE COMPANY’s past or present agents, representatives, employees or attorneys with regard to the subject matter, basis or effect of this Agreement other than as set forth in this Agreement.
          18. Tax Advice.
               (a) THE COMPANY makes no representations regarding the federal or state tax consequences of the payments or benefits referred to above and provided for herein, and shall not be responsible for any tax liability, interest or penalty, including but not limited to those which may arise under Internal Revenue Service Code Section 409A, incurred by EMPLOYEE which in any way arises out of or is related to said payments or benefits. With the exception of the regular payroll deductions for federal and state withholding and employment taxes, EMPLOYEE agrees that it shall be his sole responsibility to pay any amount that may be due and owing as federal or state taxes, interest and penalties, including but not limited to those which may arise under Internal Revenue Service Code Section 409A, arising out of the payments or benefits provided for herein.
               (b) EMPLOYEE agrees and understands that he is not relying upon THE COMPANY or its counsel for any tax advice regarding the tax treatment of the payments made or benefits received pursuant to this Agreement, and EMPLOYEE agrees that he is responsible for determining the tax consequences of all such payments and benefits hereunder, including but not limited to those which may arise under Internal Revenue Service Code Section 409A, and for paying taxes, if any, that he may owe with respect to such payments or benefits.

          (c) EMPLOYEE further agrees to (i) hold harmless THE COMPANY and its attorneys against, and indemnify THE COMPANY and its attorneys for, any and all losses and/or damages arising from claims by the Internal Revenue Service (“IRS”), or any other taxing authority or other governmental agency (whether federal, state or local), which may be made against THE COMPANY and its attorneys arising out of or relating to the payments or benefits hereunder and (ii) reimburse THE COMPANY and its attorneys for any resulting payment, including without limitation, all penalties and interest payable to the IRS, or any other taxing authority or governmental agency.
          (d) EMPLOYEE and THE COMPANY further agree that they and their attorneys will give mutual notice of any such claims. EMPLOYEE agrees that he will cooperate in the defense of such claim. In any action commenced against EMPLOYEE to enforce the provisions of this paragraph, THE COMPANY and its attorneys shall be entitled to recover their attorneys’ fees, costs, disbursements, and the like incurred in prosecuting the action.
          19. Improprieties and Unlawful Conduct. EMPLOYEE acknowledges and represents that he has neither participated in nor condoned, and is not aware of, any unlawful or improper conduct relative to his performance of his job duties, performance by any other employee of THE COMPANY, or any other matter relative to the business or operations of THE COMPANY. EMPLOYEE acknowledges that if this representation is inaccurate or untrue it shall be construed as a breach of this agreement and his duties to the company.
          20. Injunctive Relief. EMPLOYEE acknowledges that his failure to abide by Paragraphs 10, 11, 13 and 14 of this Agreement will result in immediate and irreparable damage to THE COMPANY and will entitle THE COMPANY to injunctive relief from a court having appropriate jurisdiction (“Court Action”).
          21. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and it shall not be modified except in writing signed by the party to be bound.
          22. Severability. If a court finds any provision of this Agreement invalid or unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision shall be interpreted so as best to effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, or other purposes of the void or unenforceable provision.
          23. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey.

          24. Survival of Term. EMPLOYEE understands and agrees that the terms set out in this Agreement, including the confidentiality and non-solicitation provisions, shall survive the signing of this Agreement and the receipt of benefits thereunder.
          25. Construction. The terms and language of this Agreement are the result of arm’s length negotiations between both parties hereto and their attorneys. Consequently, there shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party and against another. Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship.
          26. Copies. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original.
     EMPLOYEE AGREES THAT: (1) HE HAS FULLY READ THIS AGREEMENT; (2) HE HAS TAKEN THE TIME NECESSARY TO REVIEW COMPLETELY AND FULLY UNDERSTAND THIS AGREEMENT; AND (3) HE FULLY UNDERSTANDS THIS AGREEMENT, ACCEPTS IT, AGREES TO IT, AND AGREES THAT IT IS FULLY BINDING UPON HIM FOR ALL PURPOSES.

EMPLOYEE
/s/ Timothy C. Hearne
TIMOTHY C. HEARNE

Sworn and subscribed before me this
8th day of September, 2006
Helen E. Kinsella
Notary Public

NEW JERSEY RESOURCES CORPORATION
By:	/s/ Andrew Morris
Andrew Morris
Manager, Employee Relations

Sworn and subscribed before me this
31st day of August, 2006

Kathleen M. Iannuzzi
Notary Public